                                                                   EXHIBIT 23.4


                          JENNER & BLOCK LETTERHEAD


                              February 4, 1998


VASCO Data Security International, Inc.
1901 South Meyers Road, Suite 210
Oakbrook Terrace, IL 60181


Ladies & Gentlemen:

        Reference is hereby made to the Registration Statement on Form S-4 (the "Registration Statement") of VASCO Data Security International, Inc., a Delaware corporation ("New VASCO"), relating to the offer to exchange shares, options and warrants of New VASCO for shares, options and warrants of VASCO CORP., a Delaware corporation ("Current VASCO").

        We hereby consent to the references to our firm under the following headings in the prospectus included in the Registration Statement: (i) "SUMMARY
- Questions and Answers About the Exchange Offer," (ii) "REORGANIZATION OF CURRENT VASCO," and (iii) "LEGAL MATTERS." We also consent to the filing of our opinion letters (or forms thereof) as Exhibits 5.1, 8.1 and 99.5 to the Registration Statement.

        In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                Very truly yours,

                                                /s/ JENNER & BLOCK